UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 2, 2018

Titan Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13341	94-3171940
(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA 94080

(Address of principal executive offices and zip code)

                                      650-244-4990

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 2, 2018, Titan Pharmaceuticals, Inc. (the “Company”) entered into an amendment to its venture loan and security agreement (the “Amendment”) with Horizon Technology Finance Corporation (the “Lender”). Pursuant to the Amendment, the Company has agreed to prepay a portion of the outstanding loan and provide the Lender with a lien on the Company’s intellectual property. The Company will prepay $3,000,000 of the outstanding $7,000,000 principal amount immediately with an additional $1,000,000 prepayment due on the earlier of (i) the receipt of cash proceeds in an amount not less than $5,000,000 from the sale of equity or (ii) May 14, 2018. Such prepayments will be made without penalty or premium. The lien on the intellectual property will be released if the Company receives cash royalties and/or sales milestone payments of at least $500,000 during any 12 consecutive month period prior to December 31, 2019 as the result of sales of Probuphine in the United States and Canada pursuant to a license agreement with a third party

Copies of the Amendment and the press release issued in connection therewith are attached hereto as Exhibits 10.1 and 99.1, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above and referenced under Item 1.01 that relates to the creation of a direct financial obligation of the Company is hereby incorporated by reference into this Item 2.03 of this report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment of Venture Loan and Security Agreement dated February 2, 2018
99.1	Press Release, dated February 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TITAN PHARMACEUTICALS, INC.

By:	/s/ Sunil Bhonsle
	Name:	Sunil Bhonsle
	Title:	Chief Executive Officer and President

Dated: February 5, 2018